EX-3.1


                                    DELAWARE                     PAGE 1
                                ---------------
                                THE FIRST STATE



I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CLEAN WATER TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 2006, AT 6:54 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE TWENTY-FIRST DAY OF MARCH, A.D. 2006.



2088663 8100        [SEAL]         /s/ Harriet Smith Windsor
060262301                          -------------------------
                                   Harriet Smith Windsor, Secretary of State
                                     AUTHENTICATION: 4604258

                                               DATE: 03-20-06

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CLEAN WATER TECHNOLOGIES, INC.

       CLEAN WATER TECHNOLOGIES, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

       1. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 17, 1986 and its original name was Escalator, Inc.

       2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by amending Article IV. This Amended and Restated Certificate of Incorporation shall become effective at the close of business on March 21, 2006.

       3. The text of the Certificate of Incorporation is amended and restated, in accordance with sections 242 & 245 of the Delaware General Corporation Law, hereby to read as herein set forth in full:

                                    Article I

       The name of the corporation is CLEAN WATER TECHNOLOGIES, INC.

                                   Article II

       The registered office of the Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, county of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

                                   Article III

       The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

              "The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware."

                                   Article IV

       The total number of shares of common stock which the corporation shall have the authority to issue is 50,000,000 and the par value of each of such shares is $.001.

       Effective as of March 21, 2006 (the "Effective Time"), all shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common

Stock") shall hereby be combined and reclassified (the "Reverse Stock Split") without any action on the part of the holder thereof, as follows: every 7.4 shares of Old Common Stock shall be combined and reclassified as one share of issued and outstanding Common Stock ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock.

       Each holder of Old Common Stock shall be entitled to receive a certificate representing the number of whole shares of New Common Stock into which such Old Common Stock is reclassified.

                                    Article V

       The name and mailing address of the incorporator of the company is:

       A.O. Headman, Jr.                420 East South Temple, Suite 334
                                        Salt Lake City, UT 84111


                                   Article VI

       The powers of the incorporator(s) shall terminate upon the filing of this certificate of incorporation, and the names and mailing addresses of the persons to serve as directors until the first annual meeting of stockholders or until successors are elected and qualify are:

         Name of Director                   Mailing Address
         ----------------                   ---------------

         Laura Lee Sorenson                 9025 Oakwood Place
                                            West Jordan, Utah 84084

         Lewis B. Sorenson                  9025 Oakwood Place
                                            West Jordan, Utah 84084

         John F. Nemelka                    125 South 10th East
                                            Mapleton, Utah 84663


       The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting.

                                   Article VII

              The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 6th day of March, 2006.



                                        /s/ Suzanne Lewsadder
                                        ---------------------
                                        Suzanne Lewsadder,
                                        Chief Executive Officer